csfb_03-ar24v1 - Price/Yield - SNR_4

Balance	CONTACT DESK	Delay	24	WAC(4)	5.0891
Coupon*	4.6845	Dated	9/1/2003	NET(4)	4.7045
Settle	9/30/2003	First Payment	10/25/2003	WAM(4)	357

*PAYS GROUP NET WAC LESS [0.02%]  - APPROX. NET RESET MARGIN OF [2.24%] (CALC. AS OF CUT-OFF DATE COLL. INFO.)

RUN TO BALLOON IN MONTH 81 / 5% CALL

Price	10 CPR, Call (Y)	15 CPR, Call (Y)	18 CPR, Call (Y)	20 CPR, Call (Y)	22 CPR, Call (Y)	25 CPR, Call (Y)	30 CPR, Call (Y)	35 CPR, Call (Y)	40 CPR, Call (Y)	45 CPR, Call (Y)
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
99-01	4.896	4.925	4.943	4.957	4.971	4.993	5.034	5.080	5.138	5.201
99-02	4.889	4.915	4.933	4.946	4.959	4.980	5.019	5.063	5.118	5.178
99-03	4.881	4.906	4.923	4.935	4.948	4.968	5.005	5.046	5.099	5.156
99-04	4.873	4.897	4.913	4.924	4.936	4.955	4.990	5.030	5.079	5.133
99-05	4.865	4.888	4.903	4.913	4.925	4.943	4.976	5.013	5.060	5.111
99-06	4.857	4.878	4.892	4.903	4.913	4.930	4.961	4.996	5.040	5.088
99-07	4.849	4.869	4.882	4.892	4.902	4.918	4.947	4.980	5.021	5.066
99-08	4.841	4.860	4.872	4.881	4.890	4.905	4.932	4.963	5.002	5.043
99-09	4.833	4.850	4.862	4.870	4.879	4.893	4.918	4.946	4.982	5.021
99-10	4.825	4.841	4.852	4.859	4.867	4.880	4.903	4.930	4.963	4.998
99-11	4.817	4.832	4.842	4.849	4.856	4.867	4.889	4.913	4.943	4.976
99-12	4.809	4.823	4.831	4.838	4.844	4.855	4.875	4.896	4.924	4.954
99-13	4.801	4.813	4.821	4.827	4.833	4.843	4.860	4.880	4.905	4.931
99-14	4.793	4.804	4.811	4.816	4.822	4.830	4.846	4.863	4.885	4.909
99-15	4.785	4.795	4.801	4.805	4.810	4.818	4.831	4.847	4.866	4.887
99-16	4.777	4.786	4.791	4.795	4.799	4.805	4.817	4.830	4.847	4.864
99-17	4.769	4.776	4.781	4.784	4.787	4.793	4.802	4.813	4.827	4.842

Spread @ Center Price**	89.1	123.4	144.7	157.7	170.0	189.8	222.4	250.4	280.9	307.1
WAL	4.62	3.91	3.55	3.34	3.13	2.85	2.44	2.10	1.78	1.53
Mod Durn	3.95	3.38	3.09	2.91	2.74	2.51	2.17	1.88	1.62	1.4
Principal Window	Oct03 - Jun10	Oct03 - Jun10	Oct03 - Jun10	Oct03 - Jun10	Oct03 - Jun10	Oct03 - Jun10	Oct03 - Jun10	Oct03 - Jun10	Oct03 - Jun09	Oct03 - Aug08

LIBOR_6MO	1.210	1.210	1.210	1.210	1.210	1.210	1.210	1.210	1.210	1.210
LIBOR_1YR	1.490	1.490	1.490	1.490	1.490	1.490	1.490	1.490	1.490	1.490
CMT_1YR	1.390	1.390	1.390	1.390	1.390	1.390	1.390	1.390	1.390	1.390

EN	Mat .25YR .5YR 1.0YR 1.5YR 2YR 3YR 4YR 5YR
Yld 1.14 1.21 1.49 1.925 2.365 3.105 3.665 4.115

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

**SPREAD TO EN

PRELIMINARY